Exhibit 99.2

For Immediate Release	Contact: Lynn Liddle, Executive Vice President, Communications and Investor Relations 734) 930- 3008

Domino’s Pizza Completes its Recapitalization Plan and Declares $13.50 per Share Special Dividend

ANN ARBOR, Michigan - April 17, 2007: Domino’s Pizza, Inc. (NYSE:DPZ), the recognized world leader in pizza delivery, announced today that it had completed its recapitalization as planned, with a $1.85 billion securitized debt facility and a declaration by its Board of Directors of a $13.50 per share special dividend.

Domino’s Chairman and CEO David A. Brandon said, “We believe this new capital structure is the appropriate corporate finance decision for our company. Our goal has always been to return capital to our shareholders in the most efficient and effective way possible; and this transaction creates a unique opportunity to achieve this in a significant way. We expect the $13.50 per share dividend will trigger a near-term corresponding decrease in our stock price. However, our plan going forward will be to provide a strong operating environment for our system of stores, which will deliver significant upside growth potential for our franchisees, team members and shareholders.”

Brandon added, “I am also pleased to announce that our Board of Directors has approved an open market share repurchase plan which authorizes the company to purchase up to $200 million of DPZ stock. We believe this is another appropriate strategy for our shareholders, as we intend to deploy a portion of our future free cash flow for this purpose.”

Asset-Backed Securitized Financing:

Through an asset-backed securitization, Domino’s Pizza Master Issuer LLC, a wholly-owned subsidiary of the Company, placed $1.85 billion of notes in a private transaction consisting of $1.6 billion of fixed rate senior notes rated AAA by S&P and Aaa by Moody’s; $150 million of variable funding senior notes (revolving credit facility) rated AAA by S&P and Aaa by Moody’s, and $100 million of fixed rate subordinated notes rated BB by S&P.

Uses of these funds will include repayment of the bridge facility that was deployed to repurchase approximately $273.6 million of Domino’s, Inc.’s 8 1/4% senior notes due 2011 and repay the Company’s previously outstanding bank debt; for the payment of a special cash dividend and dividend equivalent payments to option holders; for an open market share repurchase program; capitalization of certain new ABS entities and to pay transaction-related fees and expenses.

The weighted average contract rate, inclusive of bond insurance, on the $1.7 billion of funded securitized debt will be 6.06% and the weighted average GAAP rate (after giving effect to hedging transactions) is expected to be 6.19%. The securitized notes have been issued by indirect subsidiaries of Domino’s Pizza that hold substantially all of the Company’s revenue-generating assets, including royalty income from all domestic stores, distribution income, international income and intellectual property. The fixed rate notes will have an expected repayment date of five years with a legal maturity of 30 years. The notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is not an offer to sell or a solicitation of an offer to buy the notes.

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Domino’s Pizza Recapitalization, Page Two

Domino’s Chief Financial Officer, L. David Mounts, commented on the securitization: “We are very proud of the work done to execute this innovative recapitalization plan, and we appreciate the positive feedback we have received from our stakeholders. I’d like to extend my thanks to the many team members at Domino’s who helped execute this highly successful transaction, and our business partners, whose support was invaluable. Further, I want to thank both our former lenders and bondholders, and our new bondholders and financial guarantors, for their confidence and support.”

Special Dividend and Dividend Equivalent Rights:

The Domino’s Pizza Board of Directors approved a $13.50 dividend, payable on May 4, 2007 to shareholders of record at the close of business on April 27, 2007, with an ex-dividend date of May 7, 2007. Shareholders who sell their shares prior to the May 7, 2007 ex-dividend date will also be selling their right to receive the special dividend. Domino’s Pizza common stock will start trading on an ex-dividend basis beginning May 7, 2007, in accordance with NYSE rules.

Management noted that this dividend allows shareholders to participate in a meaningful return-of-capital transaction without surrendering any shares of Domino’s Pizza. While the tax treatment of the special dividend cannot be concluded with certainty until 2008, the Company estimates that, for federal income tax purposes, approximately 80-90% of the special cash dividend will be treated by shareholders as a return of capital, with the remaining 10-20% treated as a dividend. Shareholders are encouraged to consult with their financial and tax advisors regarding the circumstances of their individual situation.

The price of Domino’s common stock is expected by management to decrease in relation to the amount of the special dividend on the ex-dividend date May 7, 2007 as is typical when public companies pay significant special cash dividends.

The Board of Directors has adopted a Dividend Equivalent Rights policy, allowing holders of Domino’s stock options to receive dividend equivalents in the form of cash on each share underlying vested options through 2007. Additionally, there will be a reduction in exercise price, to the extent allowable by law, on unvested options. The Board believes that this policy further aligns the interests of management and shareholders, because recipients of stock option grants do not receive a benefit from stock options unless and until the market price of the Company’s common shares increases. This policy accomplishes the objective of linking each option holder’s opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company’s common stock.

Management expects transactional and one-time costs associated with the recapitalization plan to negatively affect its first half 2007 earnings results.

Open Market Share Repurchase:

The Board of Directors also approved an open market share repurchase program for up to $200 million. The Company expects that this will create shareholder value through systematic, informed and opportunistic buying of DPZ shares.

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Domino’s Pizza Recapitalization, Page Three

Lehman Brothers served as the sole structuring advisor for the securitization, and Lehman Brothers, JP Morgan Securities Inc. and Merrill Lynch & Co. served as joint bookrunners in connection with the placement of the securitized notes. Ropes & Gray served as counsel to Domino’s Pizza.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the recognized world leader in pizza delivery. Domino’s is listed on the NYSE under the symbol “DPZ.” Through its primarily franchised system, Domino’s operates a network of 8,366 franchised and Company-owned stores in the United States and more than 55 countries. The Domino’s Pizza® brand, named a Megabrand by Advertising Age magazine, had approximately $5.1 billion in global retail sales in 2006, comprised of $3.2 billion domestically and nearly $1.9 billion internationally. During the fourth quarter of 2006, the Domino’s Pizza® brand had global retail sales of nearly $1.6 billion, comprised of nearly $1.0 billion domestically and approximately $600 million internationally. Domino’s Pizza was named “Chain of the Year” by Pizza Today magazine, the leading publication of the pizza industry and is the “Official Pizza of NASCAR®.” More information on the Company, in English and Spanish, can be found on the web at www.dominos.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains forward-looking statements. These forward-looking statements relating to our anticipated profitability and operating performance reflect management’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that can cause actual results to differ materially include: our increased leverage as a result of the borrowings under our asset-backed securitization facility; the uncertainties relating to litigation; consumer preferences, spending patterns and demographic trends; the effectiveness of our advertising, operations and promotional initiatives; our ability to retain key personnel; new product and concept developments by us and other food-industry competitors; the ongoing profitability of our franchisees and the ability of Domino’s Pizza and our franchisees to open new restaurants; changes in food prices, particularly cheese, labor, utilities, insurance, employee benefits and other operating costs; the impact that widespread illness or general health concerns may have on our business and the economy of the countries in which we operate; severe weather conditions and natural disasters; changes in our effective tax rate; changes in government legislation and regulations; adequacy of our insurance coverage; costs related to future financings and changes in accounting policies. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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